Exhibit 99.1
                                                                    ------------

Name and Address of Reporting Person:           Leslie H. Wexner
                                                c/o Limited Brands, Inc.
                                                Three Limited Parkway
                                                Columbus, OH  43216

Issuer Name and Ticker or Trading Symbol:       Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                11/3/2004


                                     Amount of
                                    Securities
                                    Beneficially
                                       Owned                         Ownership
                                     Following                         Form:
                                     Reported                       Direct (D) or      Nature of Indirect
Title of Security                  Transaction(s)                   Indirect (I)       Beneficial Ownership
-----------------                  --------------                   ------------       --------------------
Common Stock                      15,000,000  (8)                      I  (3)            Foxcote One

Common Stock                       8,619,475  (6)(7)(8)              D/I  (2)          (2)

Common Stock                       9,327,638  (6)                      I  (3)            H.R.E.I. Trust

Common Stock                       7,049,856                           I  (3)            The Abigail Trust

Common Stock                       5,000,000  (9)                      I  (4)            Foxcote Two

Common Stock                       4,755,692  (9)                    D/I  (1)          (1)

Common Stock                       4,892,608                           I  (3)            Wexner Personal Holdings Corporation

Common Stock                               0  (7)                      I  (3)            The Wexner Children's Trust II

Common Stock                       1,194,510  (5)                      I  (3)            Held in The Limited, Inc.
                                                                                         Savings and Retirement Plan for
                                                                                         Leslie H. Wexner's account

Common Stock                         400,000                           I  (4)            Abigail S. Koppel Grantor Trust



See Notes on next page.

Name and Address of Reporting Person:                Leslie H. Wexner
                                                     c/o Limited Brands, Inc.
                                                     Three Limited Parkway
                                                     Columbus, OH  43216

Issuer Name and Ticker or Trading Symbol:            Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                     11/3/2004


Notes:
------

(1) Owned by Abigail S. Wexner ("Mrs. Wexner") directly. Owned by Leslie H. Wexner ("Mr. Wexner") indirectly, through Mrs. Wexner.

(2) Owned by Mr. Wexner directly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(3) Owned by Mr. Wexner indirectly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(4) Owned by Mrs. Wexner indirectly. Owned by Mr. Wexner indirectly, through Mrs. Wexner.

(5) Based on account balance as of October 31, 2004. The Savings and Retirement Plan is a "qualified plan" within the meaning of Rule 16b-3.

(6) Reflects the transfer on August 30, 2004, of 5,672,362 shares from H.R.E.I. Trust to Mr. Wexner (in a transaction exempt under Rule 16a-13).

(7) Reflects the transfer on October 4, 2004, of 3,500,000 shares from The Wexner Children's Trust II to Mr. Wexner (in a transaction exempt under Rule 16a-13).

(8) Reflects the transfer on October 5, 2004, of 15,000,000 shares from Mr. Wexner to Foxcote One, a trust (in a transaction exempt under Rule 16a-13).

(9) Reflects the transfer on October 5, 2004, of 5,000,000 shares from Mrs. Wexner to Foxcote Two, a trust (in a transaction exempt under Rule 16a-13).


Mr. Wexner and Mrs. Wexner disclaim beneficial ownership of all indirectly owned securities reported on this Form in excess of their respective pecuniary interest therein.

                             Joint Filer Information
                             -----------------------

Name of Joint Filer:                          Abigail S. Wexner

Address of Joint Filer:                       c/o Limited Brands, Inc.
                                              Three Limited Parkway
                                              Columbus, OH  43216

Relationship of Joint Filer to Issuer:        Director

Issuer Name and Ticker or Trading Symbol:     Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):              11/3/2004

Designated Filer:                             Leslie H. Wexner


SIGNATURE:

Abigail S. Wexner
------------------------
Abigail S. Wexner


December 3, 2004
----------------
Date